Exhibit 99.1

PRESS RELEASE

AEON Biopharma Reports Fourth Quarter 2024 and Full Year Financial Results and Provides Corporate Update

– Initiated analytical studies in Q4 2024 to prepare for a potential Biosimilar Biological Product Development (“BPD”) Type 2a meeting with the FDA in the second half of 2025 –

– Pursuing a 351(k) regulatory pathway for ABP-450, which offers potential access to the U.S. market under a single approval for all of BOTOX’s currently approved and future therapeutic indications –

IRVINE, Calif., March 24, 2025 – AEON Biopharma, Inc. (“AEON” or the “Company”) (NYSE: AEON), a clinical-stage biopharmaceutical company focused on developing a botulinum toxin complex for the treatment of multiple therapeutic indications, announced financial results for the fourth quarter and full year ended December 31, 2024, and provided a business update.

“We are excited to move ahead with our biosimilar development program for ABP-450 under the 351(k) regulatory pathway utilizing BOTOX as the reference product. As part of this program, we initiated the primary analytical studies in the fourth quarter of 2024. The data from these studies will be used to complete the primary comparative analytical assessment, which the FDA will use to evaluate and determine the next steps for the program,” commented Marc Forth, AEON’s President and Chief Executive Officer.

“We are excited by the progress our team is making along this regulatory pathway, which we believe could allow us to bring ABP-450 to the U.S. market for all of BOTOX’s currently approved and future therapeutic indications under a single FDA approval. The financing we closed in January provided the critical funding that will allow us to work through our Biosimilar BPD Type 2a meeting with FDA. We look forward to announcing the results of that meeting and next steps in our development program, which we believe will offer a clear pathway for investors to see the opportunity AEON has to build significant shareholder value,” concluded Mr. Forth.

Recent Clinical and Corporate Highlights

●Pursuing the development plan for ABP-450 utilizing 351(k) regulatory pathway for biosimilars – The Company is pursuing a 351(k) biosimilar regulatory pathway for ABP-450 (prabotulinumtoxinA) injection, using BOTOX® (onabotulinumtoxinA) as a proposed reference product for all of the therapeutic indications for which BOTOX is approved. The Company believes it is aligned with the FDA on the initial key requirements to proceed with the 351(k) regulatory pathway.
oIn the fourth quarter of 2024, the Company commenced the primary analytical studies to fulfill the standard regulatory requirements for a comparative analytical assessment (CAA).
oExtensive preclinical toxicology and other data has been previously generated by the Company’s licensing partner.
oThe Company plans to hold a Biosimilar Biological Product Development (BPD) Type 2a meeting with FDA in the second half of 2025 to discuss the outcome from these studies and determine the next steps in development.
●Strengthened the Company’s balance sheet – The Company closed an underwritten public offering on January 7, 2025, receiving gross proceeds of $20.0 million, before deducting underwriting fees and other estimated offering expenses. The Company expects the net proceeds from the offering,

Exhibit 99.1

PRESS RELEASE

together with its existing cash, to fund its operating plan and working capital through 2025. Investors in the offering received both Series A warrants and Series B warrants.  Approximately 89% of the Series B warrants, which can be exercised on a cashless three-shares-per-warrant basis, have been exercised as of March 21, 2025.

About AEON Biopharma

AEON is a clinical stage biopharmaceutical company focused on developing its proprietary botulinum toxin complex, ABP-450 (prabotulinumtoxinA) injection, or ABP-450, for debilitating medical conditions, with an initial focus on the neurosciences market. ABP-450 is the same botulinum toxin complex that is currently approved and marketed for cosmetic indications by Evolus under the name Jeuveau. ABP-450 is manufactured by Daewoong in compliance with current Good Manufacturing Practice, or cGMP, in a facility that has been approved by the U.S. Food and Drug Administration, Health Canada and European Medicines Agency. The product is approved as a biosimilar in Mexico and India. AEON has exclusive development and distribution rights for therapeutic indications of ABP-450 in the United States, Canada, the European Union, the United Kingdom, and certain other international territories. The Company has built a highly experienced management team with specific experience in biopharmaceutical and botulinum toxin development and commercialization. To learn more about AEON, visit www.aeonbiopharma.com.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements. Forward-looking statements generally relate to future events or AEON’s future financial or operating performance. For example, statements regarding meetings with the FDA, the timing of primary comparative analytical studies, and potential determination that ABP-450 is highly similar to the reference product for currently approved and future therapeutic indications are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "plan", "possible", "forecast", "expect", "intend", "will", "estimate", "anticipate", "believe", "predict", "potential" or "continue", or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by AEON and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the outcome of any legal proceedings that may be instituted against AEON or others; (ii) AEON’s future capital requirements; (iii) AEON’s ability to raise financing in the future; (iv) AEON’s ability to continue to meet continued stock exchange listing standards; (v) the possibility that AEON may be adversely affected by other economic, business, regulatory, and/or competitive factors; (vi) the outcomes from any meetings or discussions with regulatory authorities; and (vii) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s filings with the Securities and Exchange Commission (the "SEC"), which are available on the SEC’s website at www.sec.gov.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which

Exhibit 99.1

PRESS RELEASE

speak only as of the date they are made. AEON does not undertake any duty to update these forward-looking statements.

Contacts

Investor Contact:
Corey Davis, Ph.D.
LifeSci Advisors
+1 212 915 2577
cdavis@lifesciadvisors.com

Source: AEON Biopharma

Exhibit 99.1

PRESS RELEASE

AEON BIOPHARMA, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data and par value amounts)

	December 31,	December 31,
	2024	2023

ASSETS
Current assets:
Cash and cash equivalents	$13	$5,158
Prepaid expenses and other current assets	1,577	1,064
Total current assets	1,590	6,222
Property and equipment, net	235	332
Operating lease right-of-use asset	1,288	262
Other assets	29	29
Total assets	$3,142	$6,845
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$5,910	$3,388
Accrued clinical trials expenses	3,571	5,128
Accrued compensation	1,068	943
Other accrued expenses	3,600	3,590
Total current liabilities	14,149	13,049
Convertible notes at fair value, including related party amount of $11,689 and $0, at December 31, 2024 and December 31, 2023, respectively	11,689	—
Operating lease liability	1,145	—
Warrant liability	1,187	1,447
Contingent consideration liability	3,541	104,350
Embedded forward purchase agreements and derivative liabilities	—	41,043
Total liabilities	31,711	159,889
Commitments and contingencies
Stockholders’ Deficit:
Class A common stock, $0.0001 par value; 500,000,000 shares authorized at December 31, 2024 and December 31, 2023, and 555,511 and 516,404 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	4	4
Additional paid-in capital	403,024	381,264
Subscription receivables	—	(60,710)
Accumulated deficit	(431,597)	(473,602)
Total stockholders' deficit	(28,569)	(153,044)
Total liabilities and stockholders' deficit	$3,142	$6,845

Exhibit 99.1

PRESS RELEASE

AEON BIOPHARMA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023	2023
	Successor	Successor	Successor	Successor July 22 to December 31	Predecessor January 1 to July 21
Operating expenses:
Selling, general and administrative	$2,629	$4,683	$13,643	$9,949	$9,841
Research and development	3,036	6,854	14,181	13,243	19,803
Acquired in-process research and development	—	—	—	348,000	—
Change in fair value of contingent consideration	(3,344)	23,189	(100,809)	(52,750)	—
Total operating costs and expenses	2,321	34,726	(72,985)	318,442	29,644
Income (loss) from operations	(2,321)	(34,726)	72,985	(318,442)	(29,644)
Other income (loss):
Change in fair value of convertible notes	3,481	—	3,311	—	(19,359)
Change in fair value of warrants	657	725	(14,719)	2,318	—
Loss on embedded forward purchase agreements and derivative liabilities, net	264	7,410	(19,667)	(8,366)	(11,789)
Other income, net	2	350	95	536	114
Total other loss, net	4,404	8,485	(30,980)	(5,512)	(31,034)
Income (loss) before taxes	2,083	(26,241)	42,005	(323,954)	(60,678)
Income taxes	—	—	—	—	—
Net income (loss)	$2,083	$(26,241)	$42,005	$(323,954)	$(60,678)
Basic net income (loss) per share	$3.76	$(50.81)	$77.74	$(627.33)	$(0.44)
Diluted net income (loss) per share	$3.75	$(50.81)	$72.93	$(627.33)	$(0.44)
Weighted average shares of common stock outstanding used to compute basic net income (loss) per share	554,260	516,404	540,360	516,404	138,848,177
Weighted average shares of common stock outstanding used to compute diluted net income (loss) per share	555,344	516,404	575,945	516,404	138,848,177

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The consolidated financial statements include the accounts of the Company and its controlled subsidiaries.

On July 21, 2023, AEON completed the Merger with AEON Biopharma Sub, Inc. (“Old AEON”), with Old AEON surviving the merger as a wholly-owned subsidiary of the Company, the accounting acquirer. The transaction has been accounted for as a forward merger asset acquisition.

Unless the context otherwise requires, the “Company,” for periods prior to the close of the Merger, refers to Old AEON, currently AEON Biopharma Sub, Inc. (“Predecessor”), and for the periods after the close of the Merger, refers to AEON Biopharma, Inc., including AEON Biopharma Sub, Inc. (“Successor”). As a result of the Merger, the results of operations, financial position and cash flows of the Predecessor and Successor are not directly comparable. AEON Biopharma Sub, Inc. was deemed to be the Predecessor entity. Accordingly, the historical financial statements of AEON Biopharma Sub, Inc. became the historical financial statements of the combined Company, upon the consummation of the Merger. As a result, the financial statements included in this release reflect (i) the historical operating results of AEON Biopharma Sub, Inc. prior to the Merger and (ii) the combined results of the Company, including AEON Biopharma Sub, Inc., following the

Exhibit 99.1

PRESS RELEASE

closing of the Merger. The accompanying financial statements include Successor periods for the three months ended December 31, 2024 and December 31, 2023, the year ended December 31, 2024 and the periods from July 22, 2023 to December 31, 2023, and the Predecessor period from January 1, 2023 to July 21, 2023. A black line between the Successor and Predecessor periods has been placed in the condensed consolidated financial statements and in the tables to the notes to the condensed consolidated financial statements to highlight the lack of comparability between these periods.

On February 24, 2025, AEON effectuated a reverse stock split at a ratio of 1-for-72 (the “Reverse Stock Split”) whereby each 72 pre-split shares of Common Stock outstanding automatically combined into one new share of Common Stock without any action on the part of the holders. The capital stock accounts, all share data and earnings (loss) per share, restricted stock units and stock options and corresponding exercise price give effect to the reverse stock split, applied retrospectively, to all periods presented for Successor and on-the-line periods. However, share amounts and per share data for the Predecessor have not been adjusted to reflect the 1-for-72 reverse stock split because the capital structure of Predecessor is not comparable to the Successor.

# # #